Exhibit 99.1

IBM REPORTS 2018 FIRST-QUARTER RESULTS

Revenue Up 5 Percent Year to Year; Improving Gross Margin Trajectory

Highlights

•            Revenue of $19.1 billion, up 5 percent (flat adjusting for currency)

•            Gross margin reflects broad-based improvement in year-to-year performance compared to fourth quarter

•            GAAP EPS from continuing operations of $1.81; Operating (non-GAAP) EPS of $2.45, up 4 percent

•            Strategic imperatives revenue of $37.7 billion over last 12 months, up 12 percent (up 10 percent adjusting for currency); represents 47 percent of IBM revenue

•            Cloud revenue of $17.7 billion over last 12 months, up 22 percent (up 20 percent adjusting for currency)

•            As-a-service annual exit run rate for cloud revenue of $10.7 billion in the quarter, up 25 percent year to year (up 20 percent adjusting for currency)

•            Maintains full-year operating (non-GAAP) EPS and free cash flow expectations

ARMONK, N.Y., April 17, 2018 . . . IBM (NYSE: IBM) today announced first-quarter results.

“In the first quarter we maintained momentum in our business, with reported revenue growth in total and across our major segments,” said Ginni Rometty, IBM chairman, president and chief executive officer. “These results reinforce that our clients value our innovative technologies, our industry expertise and our commitment and actions for the responsible stewardship of their privacy and data. This is also reflected in our leadership positions in enterprise cloud, AI and security.”

	FIRST QUARTER 2018

					Pre-tax		Gross Profit
	Diluted EPS		Net Income		Income		Margin
GAAP from Continuing Operations	$1.81		$1.7	B	$1.1	B	43.2%
Year/Year	-2%		-4%		-20%		-0.5	Pts

Operating (Non-GAAP)	$2.45		$2.3	B	$1.7	B	43.7%
Year/Year (includes Significant Items)	4%		2%		-14%		-0.7	Pts
Year/Year Impact of Significant Items	-4	Pts*	-4	Pts*	-21	Pts**	-0.4	Pts**

							As-a-service
			Strategic				annual exit
REVENUE	Total IBM		Imperatives		Cloud		run rate

As reported (US$)	$19.1	B	$9.0	B	$4.2	B	$10.7	B
Year/Year	5%		15%		20%		25%
Year/Year adjusting for currency	0%		10%		14%		20%

* Year-to-year impact of actions to continue to reposition the business and discrete tax benefits

** Year-to-year impact of actions to continue to reposition the business

“The multi-year shift in our investment strategy is paying off as IBM leads in the emerging, high-value segments of the enterprise IT industry,” said James Kavanaugh, IBM senior vice president and chief financial officer. “Revenue, operating net income and free cash flow increased in the quarter, with broad-based improvement in our gross margin trajectory, as we continue to deliver shareholder value.”

Significant Items Impacting Earnings Growth

For the first quarter of 2018, pre-tax income was $1.1 billion and net income from continuing operations was $1.7 billion. Operating (non-GAAP) pre-tax income was $1.7 billion and operating (non-GAAP) net income was $2.3 billion. The year-to-year decrease of 14 percent in operating (non-GAAP) pre-tax income includes a negative impact of 21 points from actions to continue to reposition the business. The year-to-year increase of 2 percent in operating (non-GAAP) net income includes a negative impact of 4 points from these actions and discrete tax benefits.

IBM’s reported GAAP and operating (non-GAAP) tax rates for the first quarter include a $0.8 billion discrete tax benefit. The company’s reported GAAP tax rate also includes an additional provisional charge of $0.1 billion as a result of guidance issued in January 2018 by the Internal Revenue Service related to the enactment of the Tax Cuts and Jobs Act in December 2017. This charge is in addition to the provisional charge of $5.5 billion the company reported in its fourth-quarter 2017 earnings.

For the first quarter, IBM’s ongoing GAAP and operating (non-GAAP) tax rates were approximately 14 percent and approximately 16 percent, respectively.

Strategic Imperatives Revenue

Strategic imperatives revenue over the last 12 months was $37.7 billion, up 12 percent (up 10 percent adjusting for currency).  Total cloud revenue over the last 12 months was $17.7 billion, up 22 percent (up 20 percent adjusting for currency). The annual exit run rate for as-a-service revenue increased to $10.7 billion, up 25 percent (up 20 percent adjusting for currency). In the first quarter of 2018, revenues from analytics increased 9 percent (up 4 percent adjusting for currency);  revenues from mobile increased 19 percent (up 14 percent adjusting for currency); and revenues from security increased 65 percent (up 60 percent adjusting for currency).

Cash Flow and Balance Sheet

In the first quarter, the company generated net cash from operating activities of $4.6 billion, or $2.2 billion excluding Global Financing receivables. IBM’s free cash flow was $1.3 billion.  IBM returned $2.2 billion to shareholders through $1.4 billion in dividends and $0.8 billion in gross share repurchases.  At the end of March 2018, IBM had $3.0 billion remaining in the current share repurchase authorization.

IBM ended the first quarter of 2018 with $13.2 billion of cash on hand.  Debt totaled $46.4 billion, including Global Financing debt of $31.7 billion.  The balance sheet remains strong and is well positioned over the long term.

Segment Results for First Quarter

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.3 billion, up 6 percent (up 2 percent adjusting for currency), driven by solutions software, including security, analytics, and industry platforms; and transaction processing software.

•                  Global Business Services (includes consulting, global process services and application management) — revenues of $4.2 billion, up 4 percent (down 1 percent adjusting for currency).  Strategic imperatives revenue grew 12 percent led by the cloud consulting practice, with double-digit growth in analytics and mobile.

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services and integration software) — revenues of $8.6 billion, up 5 percent (down 1 percent adjusting for currency).  Strategic imperatives revenue grew 24 percent, driven by hybrid cloud services, security and mobile.

•                  Systems (includes systems hardware and operating systems software) — revenues of $1.5 billion, up 8 percent (up 4 percent adjusting for currency) driven by growth in IBM Z and Power.

•                  Global Financing (includes financing and used equipment sales) — revenues of $405 million, flat year to year (down 4 percent adjusting for currency).

Full-Year 2018 Expectations

The company continues to expect operating (non-GAAP) diluted earnings per share of at least $13.80. The company expects GAAP diluted earnings per share of at least $11.58. Operating (non-GAAP) diluted earnings per share exclude $2.22 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges as well as ongoing impacts from the enactment of U.S. Tax Reform.

IBM continues to expect free cash flow of approximately $12 billion, with a realization rate greater than 100 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/1q18.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
	Ian Colley, 914-434-3043	John Bukovinsky, 732-618-3531
	colley@us.ibm.com	jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
REVENUE
Cognitive Solutions	$4,299	$4,062
Global Business Services	4,174	4,006
Technology Services & Cloud Platforms	8,625	8,216
Systems	1,500	1,395
Global Financing	405	405
Other	69	71
TOTAL REVENUE	19,072	18,155

GROSS PROFIT	8,247	7,944	*

GROSS PROFIT MARGIN
Cognitive Solutions	76.3%	77.3	%*
Global Business Services	23.3%	23.4	%*
Technology Services & Cloud Platforms	38.2%	38.8	%*
Systems	43.7%	47.5	%*
Global Financing	34.4%	31.8	%*
TOTAL GROSS PROFIT MARGIN	43.2%	43.8	%*

EXPENSE AND OTHER INCOME
S,G&A	5,445	5,027	*
R,D&E	1,405	1,484	*
Intellectual property and custom development income	(317)	(445)
Other (income) and expense	413	319	*
Interest expense	165	135

TOTAL EXPENSE AND OTHER INCOME	7,111	6,521	*

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,136	1,424
Pre-tax margin	6.0%	7.8%
Provision for / (Benefit from) income taxes	(540)	(329)
Effective tax rate	-47.5%	-23.1%

INCOME FROM CONTINUING OPERATIONS	$1,675	$1,753
DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	4	(3)

NET INCOME	$1,679	$1,750

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$1.81	$1.85
Discontinued Operations	$0.00	$0.00
TOTAL	$1.81	$1.85

Basic
Continuing Operations	$1.82	$1.86
Discontinued Operations	$0.00	$0.00
TOTAL	$1.82	$1.86

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	925.4	947.8
Basic	920.7	942.4

* Recast to reflect adoption of the FASB guidance on presentation of net benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2018	2017
ASSETS:

Current Assets:
Cash and cash equivalents	$11,949	$11,972
Restricted cash	313	262	*
Marketable securities	893	608
Notes and accounts receivable - trade, net	7,778	8,928
Short-term financing receivables, net	20,245	21,721
Other accounts receivable, net	1,206	981
Inventory	1,753	1,583
Deferred Costs	2,413	1,820	**
Prepaid expenses and other current assets	2,573	1,860	* **
Total Current Assets	49,122	49,735

Property, plant and equipment, net	11,278	11,116
Long-term financing receivables, net	8,856	9,550
Prepaid pension assets	5,129	4,643
Deferred costs	2,593	2,136	**
Deferred taxes	5,111	4,862
Goodwill and intangibles, net	40,253	40,531
Investments and sundry assets	2,942	2,783	**
Total Assets	$125,285	$125,356

LIABILITIES:

Current Liabilities:
Taxes	$2,918	$4,219
Short-term debt	5,977	6,987
Accounts payable	5,736	6,451
Deferred income	13,059	11,552
Other liabilities	8,043	8,153
Total Current Liabilities	35,733	37,363

Long-term debt	40,410	39,837
Retirement related obligations	16,750	16,720
Deferred income	3,852	3,746
Other liabilities	10,250	9,965
Total Liabilities	106,995	107,631

EQUITY:

IBM Stockholders’ Equity:
Common stock	54,712	54,566
Retained earnings	156,371	153,126
Treasury stock — at cost	(164,334)	(163,507)
Accumulated other comprehensive income/(loss)	(28,583)	(26,592)
Total IBM Stockholders’ Equity	18,166	17,594
Noncontrolling interests	124	131
Total Equity	18,290	17,725
Total Liabilities and Equity	$125,285	$125,356

* Recast to reflect adoption of the FASB guidance on restricted cash.

** Recast to conform to current period presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended March 31,
(Dollars in Millions)	2018	2017
Net Cash Provided by Operating Activities per GAAP:	$4,602	$3,955

Less: change in Global Financing (GF) Receivables	2,360	2,047
Capital Expenditures, Net	(893)	(819)

Free Cash Flow	1,349	1,088

Acquisitions	(71)	(109)
Divestitures	—	(1)
Dividends	(1,382)	(1,321)
Share Repurchase	(777)	(1,293)
Non-GF Debt	(547)	244
Other (includes GF Net Receivables and GF Debt)	1,741	3,513 *

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$313	$2,121 *

* Recast to reflect adoption of the FASB guidance on restricted cash.

 INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended March 31,
(Dollars in Millions)	2018	2017
Net Income from Operations	$1,679	$1,750
Depreciation/Amortization of Intangibles	1,114	1,098
Stock-based Compensation	116	129
Working Capital / Other	(668)	(1,070)
Global Financing A/R	2,360	2,047
Net Cash Provided by Operating Activities	$4,602	$3,955
Capital Expenditures, net of payments & proceeds	(893)	(819)
Divestitures, net of cash transferred	—	(1)
Acquisitions, net of cash acquired	(71)	(109)
Marketable Securities / Other Investments, net	(800)	1,231 *
Net Cash Used in Investing Activities	$(1,764)	$303 *
Debt, net of payments & proceeds	(713)	476
Dividends	(1,382)	(1,321)
Common Stock Repurchases	(777)	(1,293)
Common Stock Transactions - Other	(37)	4
Net Cash Used in Financing Activities	$(2,909)	$(2,134)
Effect of Exchange Rate changes on Cash	100	100
Net Change in Cash, Cash Equivalents and Restricted Cash	$28	$2,223 *

* Recast to reflect adoption of the FASB guidance on restricted cash.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST - QUARTER 2018
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,299	$4,174	$8,625	$1,500	$405
Internal	780	89	141	153	429
Total Segment Revenue	$5,079	$4,263	$8,766	$1,653	$834

Pre-tax Income from Continuing Operations	1,333	145	436	(203)	377

Pre-tax margin	26.2%	3.4%	5.0%	(12.3)%	45.1%

Change YTY Revenue - External	5.8%	4.2%	5.0%	7.5%	0.0%
Change YTY Revenue - External @constant currency	1.8%	(1.2)%	(0.6)%	3.7%	(3.9)%

	FIRST - QUARTER 2017
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,062	$4,006	$8,216	$1,395	$405
Internal	716	86	160	167	363
Total Segment Revenue	$4,778	$4,092	$8,376	$1,562	$768

Pre-tax Income from Continuing Operations *	1,268	281	673	(188)	311

Pre-tax margin *	26.5%	6.9%	8.0%	(12.0)%	40.4%

* Recast to reflect adoption of the FASB guidance on presentation of net benefit cost.

 INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FIRST - QUARTER 2018 CONTINUING OPERATIONS

	GAAP	Acquisition- Related Adjustments*		Retirement- Related Adjustments**		Tax Reform One-Time Charge		Operating (Non-GAAP)

Gross Profit	$8,247	$93		$—		—		$8,340

Gross Profit Margin	43.2%	0.5	Pts	0.0	Pts	—		43.7%

S,G&A	5,445	(110)		—		—		5,335

R,D&E	1,405	—		—		—		1,405

Other (Income) & Expense	413	—		(402)		—		11

Total Expense & Other (Income)	7,111	(110)		(402)		—		6,600

Pre-tax Income from Continuing Operations	1,136	203		402		—		1,740

Pre-tax Income Margin from Continuing Operations	6.0%	1.1	Pts	2.1	Pts	—		9.1%

Provision for Income Taxes***	(540)	39		76		(107)		(532)

Effective Tax Rate	(47.5)%	7.8	Pts	15.4	Pts	-6.1	Pts	(30.5)%

Income from Continuing Operations	1,675	164		325		107		2,272

Income Margin from Continuing Operations	8.8%	0.9	Pts	1.7	Pts	0.6	Pts	11.9%

Diluted Earnings Per Share: Continuing Operations	$1.81	$0.17		$0.35		$0.12		$2.45

	FIRST - QUARTER 2017 CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$7,944	$119		$—		$8,063

Gross Profit Margin	43.8%	0.7	Pts	0.0	Pts	44.4%

S,G&A	5,027	(139)		—		4,887

R,D&E	1,484	—		—		1,484

Other (Income) & Expense	319	(4)		(347)		(31)

Total Expense & Other (Income)	6,521	(143)		(347)		6,031

Pre-tax Income from Continuing Operations	1,424	262		347		2,033

Pre-tax Income Margin from Continuing Operations	7.8%	1.4	Pts	1.9	Pts	11.2%

Provision for Income Taxes***	(329)	67		70		(192)

Effective Tax Rate	(23.1)%	6.3	Pts	7.4	Pts	(9.4)%

Income from Continuing Operations	1,753	195		277		2,224

Income Margin from Continuing Operations	9.7%	1.1	Pts	1.5	Pts	12.3%

Diluted Earnings Per Share: Continuing Operations	$1.85	$0.21		$0.29		$2.35

*	Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
**

Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, amortization of prior service cost and insolvency insurance. First quarter 2017 adjustments were recast to reflect the adoption of the FASB guidance on net benefit cost.

***

Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2018
EPS Guidance	Expectations
GAAP Diluted EPS	at least $11.58

Operating EPS (non-GAAP)	at least $13.80

Adjustments

Acquisition-related Charges *	$0.78

Non-Operating Retirement-Related Items	$1.32

Tax Reform One-time Charge	$0.12

* Includes acquisitions as of March 31, 2018